UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1999 Avenue of the Stars, Suite 2520

Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 821-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Adoption of Code of Ethics

On January 25, 2017, the Board of Directors (the “Board”) of Loop Industries, Inc. (the “Company”) approved and adopted a Code of Ethics (the “Code of Ethics”). The Code of Ethics is applicable to all directors, officers, and employees of the Company, including the Company’s principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by the Company; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of the Company’s assets; fair treatment; and reporting suspected illegal or unethical behavior. The description of the Code of Ethics is a summary and is qualified in its entirety by reference to the Code of Ethics, a copy of which is attached hereto as Exhibit 14.1. The Code of Ethics will also be posted on the Company’s website at www.loopindustries.com under the Company tab.

Establishment of Audit Committee and Adoption of Charter

On January 25, 2017, the Board established an audit committee (the “Audit Committee”) and approved and adopted a charter (the “Audit Committee Charter”) to govern the Audit Committee. Pursuant to the Audit Committee Charter, the Audit Committee shall be comprised of one or more independent directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Audit Committee shall meet the independence requirements of The NASDAQ Stock Market, LLC, and the Securities and Exchange Commission, as well as any other applicable requirements. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting processes, audits of its financial statements, and internal control and audit functions. A copy of the Company’s Audit Committee Charter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the establishment of the Audit Committee, the Board appointed a member to such committee. Currently, the audit committee is comprised of one director meeting the independence requirements set forth in each applicable charter. The membership of the Audit Committee is comprised of Jay Stubina, who shall act as its Chairman.

The Board also designated Jay Stubina as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K, based on the Board’s evaluation of his accounting knowledge, qualifications, and experience, and finding that he has appropriate experience or background that results in his financial sophistication in accordance with the additional requirements of the NASDAQ Listing Rules.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

14.1	Code of Ethics adopted by Loop Industries, Inc. on January 26, 2017

99.1	Audit Committee Charter adopted by the Board of Directors of Loop Industries, Inc. on January 26, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: January 31, 2017	By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

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